EXHIBIT 21.1

LIST OF SUBSIDIARIES OF
UIL HOLDINGS CORPORATION

State or Jurisdiction
	of Incorporation or	Name Under Which
Name of Subsidiary	Organization	Subsidiary Does Business

The United Illuminating Company (1)	Connecticut	The United Illuminating Company

Connecticut Energy Corporation (1)	Connecticut	Connecticut Energy Corporation

The Southern Connecticut Gas Company (2)	Connecticut	The Southern Connecticut Gas Company

CTG Resources, Inc. (1)	Connecticut	CTG Resources, Inc.

Connecticut Natural Gas Corporation (3)	Connecticut	Connecticut Natural Gas Corporation

Berkshire Energy Resources (1)	Massachusetts	Berkshire Energy Resources

The Berkshire Gas Company (4)	Massachusetts	The Berkshire Gas Company

United Resources, Inc. (1)	Connecticut	United Resources, Inc.

Xcelecom, Inc. (5)	Connecticut	Xcelecom, Inc.

United Capital Investments, Inc. (5)	Connecticut	United Capital Investments, Inc.

Thermal Energies, Inc. (6)	Connecticut	Thermal Energies, Inc.

Xcel Services, Inc. (6)	Connecticut	Xcel Services, Inc.
______________________

(1)      Subsidiary of UIL Holdings Corporation
(2)      Subsidiary of Connecticut Energy Corporation
(3)      Subsidiary of CTG Resources, Inc.
(4)      Subsidiary of Berkshire Energy Resources
(5)      Subsidiary of United Resources, Inc.
(6)      Subsidiary of Xcelecom, Inc.